UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 9, 2011

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Texas*	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* As of August 12, 2011, the registrant changed its jurisdiction of organization from Bermuda to Texas, by discontinuing from Bermuda and converting into a Texas corporation.

Item 1.01	Entry into a Material Definitive Agreement.

On September 9, 2011, Forbes Energy Services Ltd., or the Company, together with certain of its domestic subsidiaries, Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Superior Tubing Testers, LLC, or the Borrower Subsidiaries, entered into a loan and security agreement with Regions Bank, SunTrust Bank, CIT Bank and Capital One Leverage Finance Corp., as lenders, and Regions Bank, as agent for the secured parties, or the Agent. The Borrower Subsidiaries are the borrowers under the loan and security agreement. Their obligations have been guaranteed by one another and by the Company. The loan and security agreement provides for an asset based revolving credit facility with a maximum initial borrowing credit of $75 million, subject to borrowing base availability. Subject to certain exceptions and permitted encumbrances, including the exemption of real property interests from the collateral package, the obligations under this facility are secured by a first priority security interest in substantially all the assets of the Company and the Borrower Subsidiaries. The credit facility has a stated maturity date of September 9, 2016. The proceeds of the credit facility may be used for the purchase of certain equipment, permitted acquisitions, general operations, working capital and other general corporate purposes. As used herein, “we” and “our” refer to the Company and the Borrower Subsidiaries.

Under the loan and security agreement, our borrowing base at any time is equal to (i) 85% of eligible accounts, which accounts are determined by Agent in its reasonable discretion, plus (ii) the lesser of 85% of the appraised value, subject to certain adjustments, of our well services equipment that has been properly pledged and appraised, is in good operating condition and is located in the United States, or 100% of the net book value of such equipment, minus (iii) any reserves established by the Agent in its reasonable discretion.

At our option, borrowings under this new credit facility will bear interest at a rate equal to either (i) the LIBOR rate plus an applicable margin of between 2.25% to 2.75% based on borrowing availability or (ii) a base rate plus an applicable margin of between 1.25% to 1.75% based on borrowing availability, where the base rate is equal to the greater of the prime rate established by Regions Bank, the overnight federal funds rate plus 0.5% or the LIBOR rate for a one month period plus 1%. Upon and after the occurrence of an event of default, all then outstanding obligations will bear interest at the applicable interest rate plus 2% per annum.

In addition to paying interest on outstanding principal under the facility, a fee of 0.375% per annum will accrue on unutilized availability under the credit facility. We are required to pay a fee of between 2.25% to 2.75%, based on borrowing availability, with respect to the principal amount of any letters of credit outstanding under the facility. We are also responsible for certain other administrative fees and expenses. In connection with the execution of the loan and security agreement, we paid the lenders an upfront fee of approximately $0.5 million.

We are able to voluntarily repay outstanding loans at any time without premium or penalty (subject to the fees discussed above). If at anytime our outstanding loans under the credit facility exceed the availability under our borrowing base, we may be required to repay the excess. Further, we are required to use the net proceeds from certain events, including certain judgments, tax refunds or insurance awards to repay outstanding loans; however, we may reborrow following such repayments if the conditions to borrowing are met.

The loan and security agreement includes customary covenants for an asset-based credit facility, which include (a) restrictions on (i) certain mergers, consolidations and sales of assets, (ii) the creation of or existence of liens, (iii) making certain investments, (iv) the incurrence or existence of indebtedness, and (v) transactions with affiliates; (b) requirements to deliver financial statements, reports and notices to the Agent and (c) a springing requirement to maintain a consolidated fixed charge coverage ratio, as defined in the loan and security agreement, of 1.1:1.0 in the event that our excess availability under the credit facility falls below the greater of $11.3 million or 15% of the our maximum credit under the facility for sixty consecutive days, provided that, the restrictions described in (a)(i)-(v) above are subject to certain exceptions and permissions limited in scope and dollar value. The loan and security agreement also contains customary representations and warranties and event of default provisions for an asset-based credit facility.

The foregoing description is a summary and is qualified in its entirety by reference to the loan and security agreement, which is incorporated by reference as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Loan and Security Agreement, dated as of September 9, 2011, by and among Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Superior Tubing Testers, LLC, as borrowers, Forbes Energy Services Ltd., as guarantor, certain lenders party thereto, and Regions Bank, as administrative agent for the lenders (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed September 13, 2011, Registration No. 333-176794).

*99.1 Press Release, dated September 13, 2011.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forbes Energy Services Ltd.

Date: September 14, 2011

	By:	/S/ L. MELVIN COOPER
L. Melvin Cooper Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated as of September 9, 2011, by and among Forbes Energy Services LLC, Forbes Energy International, LLC, TX Energy Services, LLC, C.C. Forbes, LLC and Superior Tubing Testers, LLC, as borrowers, Forbes Energy Services Ltd., as guarantor, certain lenders party thereto, and Regions Bank, as administrative agent for the lenders (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-4 filed September 13, 2011, Registration No. 333-176794).

*99.1	Press Release, dated September 13, 2011.

*Filed herewith